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                           EXHIBIT 11.1

                       LTC PROPERTIES, INC.
                COMPUTATION OF NET INCOME PER SHARE
                            (Unaudited)
              (In thousands except per share amount)
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                                                                                       Three months ended March 31,
                                                                                   1996                              1995
                                                                                  -------                           -------
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Primary:
  Net income applicable to common shares                                          $ 5,455                           $ 4,718
                                                                                  =======                           =======

  Applicable common shares:
    Weighted average outstanding shares during the period                          18,415                            17,846
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options  using the
        treasury stock method)                                                        425                               168
                                                                                  -------                           -------
        Total                                                                      18,840                            18,014
                                                                                  =======                           =======

  Net income per share of common stock                                            $  0.29                           $  0.26
                                                                                  =======                           =======

Fully diluted:
  Net income                                                                      $ 5,455                           $ 4,718
  Add back minority interest                                                            -(a)                              -(a)
  Reduction of interest and amortization expenses resulting from
    assumed conversion of  9.75% convertible subordinated debentures                   52                               426
  Reduction of interest and amortization expenses resulting from assumed
    conversion of  8.5% convertible subordinated debentures                             -(a)                              -(a)
  Reduction of interest and amortization expenses resulting from assumed
    conversion of  8.25% convertible subordinated debentures                            -(a)                              -(a)
  Reduction of interest and amortization expenses resulting from assumed
    conversion of  7.75% convertible subordinated debentures                            -(a)                         N/A
   Less applicable income taxes                                                         -                                  -
                                                                                  -------                           -------
        Adjusted net income applicable to common shares                           $ 5,507                           $ 5,144
                                                                                  =======                           =======

  Applicable common shares:
    Weighted average outstanding shares during the period                          18,415                            17,846
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the
        treasury stock method)                                                        426                               200
    Assumed conversion of parnership units                                              -(a)                              -(a)
    Assumed conversion of 9.75% convertible subordinated debentures                   207                             1,777
    Assumed conversion of 8.5% convertible subordinated debentures                      -(a)                              -(a)
    Assumed conversion of 8.25% convertible subordinated debentures                     -(a)                              -(a)
    Assumed conversion of 7.75% convertible subordinated debentures                     -(a)                            N/A
    Less contingent shares                                                              -                                  -
                                                                                  -------                           -------
         Total                                                                     19,048                            19,823
                                                                                  =======                           =======

Net income per share of common stock                                              $  0.29                           $  0.26
                                                                                  =======                           =======
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(a)   Conversion would be anti-dilutive and is therefore not assumed in the computation of fully diluted net income per share of common stock.